                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

                                                              STATE/JURISDICTION
NAME                                                           OF INCORPORATION
----                                                          ------------------
DOMESTIC SUBSIDIARIES
  Mtel Paging, Inc. ......................................... Delaware
  SkyTel Corp. .............................................. Delaware
  Destineer Corporation...................................... Delaware
  United States Paging Corporation........................... Delaware
  Mtel Technologies, Inc. ................................... Delaware
  Mtel Maine, Inc. .......................................... Delaware
  Mtel International, Inc. .................................. Delaware
  Mtel Latin America, Inc. .................................. Delaware
  Mtel Puerto Rico, Inc. .................................... Delaware
  COM/NAV Realty Corp. ...................................... Delaware
  Intelligent Investment Partners, Inc. ..................... Delaware
  Mtel American Radiodetermination Corporation*.............. Delaware
  Mtel Cellular, Inc.*....................................... Delaware
  MobileComm Europe Inc.* ................................... Delaware
  Mtel Digital Services, Inc.*............................... Delaware
  Mtel Microwave, Inc.*...................................... Delaware
  Mtel Service Corporation*.................................. New York
  Mtel Space Technologies Corporation*....................... Delaware
  Mtel Space Technologies, L.P*. ............................ Delaware
  Internet Cafe Inc.*........................................ Mississippi
  Mtel Asia, Inc. ........................................... Delaware
FOREIGN SUBSIDIARIES
  Mtel Argentina S.A......................................... Argentina
  Mtel Chile S.A. ........................................... Chile
  Mtel Costa Rica S.A. ...................................... Costa Rica
  Mtel del Ecuador S.A. ..................................... Ecuador
  Telecomunicaciones SkyTel S.A. ............................ Venezuela
  Comunicaciones Racotec..................................... Costa Rica
  Mtel Colombia S.A. ........................................ Colombia
  Radio Aviso S.A. .......................................... Uruguay
  Nubal S.A. ................................................ Uruguay
                                                              British Virgin
  Mtel China, Inc.* ......................................... Islands
  SkyTel (UK) Limited*....................................... England and Wales
  Mtel (UK) Limited*......................................... England and Wales
OTHER INVESTMENTS
  SkyTel (Malaysia) Sdn Bhd.................................. Malaysia
  P.T. SkyTelindo Services Sdn Bhd........................... Indonesia
  Telepage Limited........................................... Malta
  Buscapersona Cia., Ltd. ................................... Ecuador
  SkyTel Dominican Republic.................................. Dominican Republic

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
                                                              STATE/JURISDICTION
NAME                                                           OF INCORPORATION
----                                                          ------------------
  Mtel Guatemala S.A. ....................................... Guatemala
  SkyTel Panama.............................................. Panama
  Communicaciones Mtel S.A. de C.V. ......................... Mexico
  SkyTel del Peru^ S.A. ..................................... Peru
  BEPSA Communicaciones S.A. ................................ Paraguay

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* Inactive corporations owning no assets and currently conducting no business activities.

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